UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 23, 2013 (December 20, 2013)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors and Certain Officers

On December 20, 2013, the Board of Directors (the “Board”) of Sycamore Networks, Inc. (the “Company” or “Sycamore”) approved the termination of the employment of Alan R. Cormier as Sycamore’s President, Chief Executive Officer and Secretary, effective as of that date. Pursuant to the Amended Change of Control Agreement (the “Change of Control Agreement”) in effect between Sycamore and Mr. Cormier, following the receipt by Sycamore of a release satisfactory to it, Mr. Cormier will be entitled to receive certain benefits in connection with the termination of his employment, including (i) continued paid coverage under Sycamore’s group health plans for 18 months after such termination, (ii) a pro rata portion of his performance bonus for 2013, (iii) an amount equal to 18 months’ worth of his base salary, (iv) an amount equal to 150% of his annual performance bonus for 2013 and (v) outplacement services at Sycamore’s expense for a period of 12 months. The foregoing description of the benefits payable to Mr. Cormier pursuant to the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Change of Control Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Following his termination, Mr. Cormier will continue to serve as a director of Sycamore, and he will be entitled to receive $9,000 per quarter for his service as a non-employee director. In addition, the Board approved, and, on December 20, 2013, Sycamore entered into, a Services Consulting Agreement with Mr. Cormier (the “Services Consulting Agreement”), pursuant to which Mr. Cormier will be compensated at a rate of $115 per hour for certain services performed on the Company’s behalf. The foregoing description of the Services Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Consulting Agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

(c) Appointment of Officers

On December 20, 2013, the Board appointed David Guerrera, Sycamore’s Associate Counsel, as President, General Counsel and Secretary of Sycamore, effective immediately following the departure of Mr. Cormier as President, Chief Executive Officer and Secretary on that date. Mr. Guerrera, age 45, has served as an attorney in Sycamore’s legal department since August 2006. In February 2013, he was appointed Associate Counsel of Sycamore.

In connection with Mr. Guerrera’s appointment, the Board determined to maintain his existing compensation arrangement with Sycamore. Mr. Guerrera’s annual base salary will remain unchanged at $60,000 for 17 hours per week, and he will continue to receive additional compensation at a rate of $67 per hour for services in excess of 17 hours per week. Sycamore and Mr. Guerrera remain party to a Retention Bonus Agreement (the “Bonus Agreement”) and a Severance Pay Agreement (the “Severance Agreement”), each by and between Sycamore and Mr. Guerrera and dated April 15, 2013. Pursuant to the Bonus Agreement, if certain conditions set forth therein are met (including continued employment through the applicable date), Mr. Guerrera will be entitled to receive retention bonuses of $30,000 on each of March 7, 2014, March 7, 2015 and March 7, 2016. Pursuant to the Severance Agreement, in the event of Mr. Guerrera’s involuntary termination, he will be entitled to receive certain benefits, including (i) an amount equal to 12 months’ worth of his base salary and (ii) outplacement services at Sycamore’s expense for a period of 26 weeks.

Also in connection with Mr. Guerrera’s appointment, Sycamore and Mr. Guerrera entered into Sycamore’s standard form of Indemnification Agreement as of December 20, 2013 (the “Indemnification Agreement”). The Indemnification Agreement, among other things, provides for indemnification of Mr. Guerrera for a number of expenses, including attorneys’ fees and other related expenses, as well as certain judgments, fines, penalties and settlement amounts incurred by him in any action, suit or proceeding, including any action by or in the right of the Company, arising out of his services as an executive officer of Sycamore or any other company or enterprise to which he provides services at Sycamore’s request.

The foregoing descriptions of the Bonus Agreement, the Severance Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.3, 10.4 and 10.5 hereto, respectively, and are incorporated herein by reference.

(e) Certain Agreements

The disclosure contained under Items (b) and (c) above is incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Change of Control Agreement (incorporated by reference to Exhibit 10.1 to Sycamore’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2008)

10.2	Services Consulting Agreement by and between Sycamore Networks, Inc. and Alan R. Cormier dated December 20, 2013

10.3	Retention Bonus Agreement by and between Sycamore Networks, Inc. and David Guerrera dated April 15, 2013

10.4	Severance Pay Agreement by and between Sycamore Networks, Inc. and David Guerrera dated April 15, 2013

10.5	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Sycamore’s Quarterly Report on Form 10-Q filed with the SEC on December 13, 1999)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ David Guerrera
David Guerrera
President, General Counsel and Secretary
(Duly Authorized Officer and Principal Executive Officer)

Dated: December 23, 2013